Exhibit 99.1

News Release

For Release: November 8, 2006	Contact:	William P. Benac
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. REPORTS RECORD EARNINGS AND
BACKLOG FOR THE THIRD QUARTER. COMPANY REACHES FINAL SETTLEMENT OF
INSURANCE CLAIM.

     St. Charles, MO, November 8, 2006 — American Railcar Industries, Inc. (“ARI”) [NASDAQ: ARII] today reported its third quarter financial results.
     For the three months ended September 30, 2006, revenues were $150.5 million, which is equivalent to revenues of $150.5 million for the same period of 2005. Revenues were negatively impacted in 2006 due to the Marmaduke tank railcar manufacturing plant being shut down and under repair for part of the quarter due to damage from a tornado that occurred on April 2, 2006. During the third quarter of 2006, ARI shipped 331 fewer tank railcars than the Company had planned before the tornado. The repairs at the Marmaduke plant are complete and the plant resumed production on August 7, 2006. The plant is currently operating at full production capacity. The negative impact that the Marmaduke shut down had on revenues was partially offset by a strong quarter for the covered hopper railcar manufacturing plant.
     Net earnings attributable to common shareholders were $11.0 million or $0.52 per diluted share for the three months ended September 30, 2006, versus $3.4 million or $0.31 per diluted share for the comparable period of 2005. Third quarter results included $4.3 million of pre-tax gain recognized on the replacement of damaged and destroyed assets at the Marmaduke facility. In addition, net earnings for the quarter included $5.0 million of business interruption compensation from the Company’s insurance carrier for lost profits while the tank railcar manufacturing plant was under repair. For the three months ended September 30, 2005, the Company declared preferred dividends of $2.1 million, which reduced 2005 net earnings available to common shareholders.
     For the nine months ended September 30, 2006 revenues were $480.7 million versus $442.1 million for the comparable period of 2005. During the nine months ended September 30, 2006, ARI shipped 815 fewer tank railcars than the Company had planned before the tornado. The revenue increase was achieved in spite of the tank railcar manufacturing plant being shut down and under repair from April 2, 2006 through August 6, 2006, and resulted from strong growth in covered hopper railcar production and growth in the railcar services business.
     Net earnings attributable to common shareholders were $28.5 million or $1.39 per diluted share for the nine months ended September 30, 2006, which compares favorably to net earnings attributable to common shareholders of $3.4 million or $0.30 per diluted share for the nine months ended September 30, 2005. The Company declared preferred dividends of $0.6 million and $11.2 million for the nine months ended September 30, 2006 and 2005, respectively. The preferred dividends reduced net earnings available to common shareholders. All of the Company’s preferred stock and substantially all of its debt were retired in the first quarter of 2006 in connection with the Company’s January 2006 initial public offering.
     Earnings before interest, taxes, depreciation and amortization (EBITDA) was $20.5 million for the third quarter of 2006 and $11.7 million for the same quarter of 2005. For the nine months ended September 30, 2006 EBITDA was $54.2 million and compares favorably to the $31.2 million for the same period of 2005.
     Adjusted EBITDA was $17.7 million in the third quarter of 2006 and $11.7 million for the same quarter of 2005. The adjustment to EBITDA for this period reflects the elimination of stock based compensation expenses of $1.5 million and the elimination of the gain on asset conversion of $4.3 million (pre-tax) for the involuntary replacement of assets damaged by the tornado in Marmaduke. Adjusted EBITDA for the nine months ended September 30, 2006 was $56.4 million compared to $31.2 million for the same period of 2005. Adjustments to EBITDA for this period include $6.6 million of stock based compensation expense primarily associated with our January 2006 initial public offering as well as the adjustment to exclude the gain on asset conversion of $4.3 million (pre-tax) for the involuntary replacement of assets damaged by the tornado in Marmaduke. The Company expects to incur an additional $1.5 million compensation expense, related to previous grants of restricted stock and stock options, in the fourth quarter of 2006.
     The improvements in net earnings and EBITDA for the quarter resulted primarily from a gain on asset conversion related to our Marmaduke tank railcar manufacturing plant tornado damage and higher operating profits, some of which were the result of insurance compensation for lost profits. For the nine months, earnings and EBITDA were higher due to recovery of raw material cost increases through variable pricing clauses in our customer contracts, improved volumes, a gain on asset conversion and insurance compensation for lost profits related to our Marmaduke tank railcar manufacturing plant tornado damage. A reconciliation of the Company’s net earnings to EBITDA and Adjusted EBITDA (both non-GAAP financial measures) is set forth in the supplemental disclosure attached to this press release.
     ARI shipped 1,546 railcars in the third quarter of 2006. This compares to 1,635 railcars shipped in the third quarter of 2005. Third quarter 2006 shipments were comprised of 1,309 covered hopper railcars, 236 tank railcars and one intermodal railcar. In the same quarter of 2005, shipments were comprised of 1,107 covered hopper railcars and 528 tank railcars. Railcar production was lower in the quarter as a result of the Marmaduke plant closure for July and part of August.
     “The Company had a very strong quarter, even though our tank railcar manufacturing plant was shut down until August 7, 2006,” said James J. Unger, President and CEO of ARI. “Our backlog of unfilled orders for new railcars increased to a record total of 18,144 cars at September 30, 2006 compared to 12,790 cars at June 30, 2006. Our Marmaduke plant resumed operations on August 7, 2006. Since that plant re-opened, we saw tank railcar production steadily increase and reach capacity rates by the end of September. We expect the fourth quarter to be strong with good operating rates for covered hopper railcars and for our tank railcar manufacturing plant to be operating at capacity production rates for the quarter.”
     ARI will host a webcast and conference call on Thursday, November 9th, 2006 at 10:00 am (Eastern time) to discuss the Company’s third quarter financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI web site at www.americanrailcar.com. To participate in the conference call dial 1-866-770-7129 and use participant code 25039900. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
     An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward—looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding estimated future production rates, estimated fourth quarter results and statements regarding any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under our customer contracts that provide for variable pricing based on changes in the cost of certain raw materials and railcar components or the possibility that contracts may be canceled or railcar delivery dates delayed, and does not reflect the effects of any cancellation or delay of railcar orders that may occur. Other potential risks and uncertainties include, among other things: the cyclical nature of the railcar manufacturing business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; ARI’s ability to maintain relationships with its suppliers of railcar components and raw materials; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; the highly competitive nature of the railcar manufacturing industry; the risk of further damage to our primary railcar manufacturing facilities or equipment in Paragould or Marmaduke, Arkansas; our reliance upon a small number of customers that represent a large percentage of our revenues; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; our dependence on key personnel; the risks of labor shortage in light of our recent growth; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts, unaudited)

	December 31,	September 30,
	2005	2006

Assets
Current assets:
Cash and cash equivalents	$28,692	$11,102
Accounts receivable, net	38,273	47,473
Accounts receivable, due from affiliates	5,110	2,371
Insurance claim receivable, net	—	5,936
Inventories, net	88,001	112,392
Prepaid expenses	2,523	4,163
Deferred tax asset	1,967	2,075

Total current assets	164,566	185,512

Property, plant and equipment
Buildings	84,255	97,364
Machinery and equipment	68,187	87,347

	152,442	184,711
Less accumulated depreciation	65,398	72,323

Net property, plant and equipment	87,044	112,388
Construction in process	3,759	12,001
Land	2,182	2,865

Total property, plant and equipment	92,985	127,254

Debt issuance costs	565	179
Deferred offering costs	4,860	—
Goodwill	—	7,230
Other assets	26	37
Investment in joint venture	5,578	5,116

Total assets	$268,580	$325,328

See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEETS, CONTINUED
(In thousands, except per share amounts, unaudited)

	December 31,	September 30,
	2005	2006
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$33,294	$86
Accounts payable	55,793	46,255
Accounts payable, due to affiliates	4,457	907
Accrued expenses and taxes	7,675	5,382
Accrued compensation	7,243	9,970
Accrued dividends	11,336	636
Note payable to affiliate-current	19,000	—

Total current liabilities	138,798	63,236

Long-term debt, net of current portion	7,076	31
Deferred tax liability	5,364	7,991
Pension and post-retirement liabilities	10,522	9,986
Other liabilities	59	53
Mandatory redeemable preferred stock, stated value $1,000, 99,000 shares authorized, 1 share issued and outstanding at December 31, 2005, none outstanding at September 30, 2006	1	—

Total liabilities	161,820	81,297

Commitments and contingencies	—	—

Stockholders’ equity:
New Preferred Stock, $.01 par value per share, stated value $1,000 per share, 500,000 shares authorized, 82,055 shares issued and outstanding at December 31, 2005, none outstanding at September 30, 2006, respectively	82,055	—
Common stock, $.01 par value, 50,000,000 shares authorized, 11,147,059 and 21,207,773 shares issued and outstanding at December 31, 2005 and September 30, 2006, respectively	111	212
Additional paid-in capital	41,667	234,242
Retained earnings accumulated (deficit)	(15,442)	11,157
Accumulated other comprehensive loss	(1,631)	(1,580)

Total stockholders’ equity	106,760	244,031

Total liabilities and stockholders’ equity	$268,580	$325,328

See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended,
	September 30,	September 30,
	2005	2006
Revenues:
Manufacturing operations (including revenues from affiliates of $16,345 and $4,172 for the three months ended September 30, 2005 and 2006, respectively)	$139,230	$138,479

Railcar services (including revenues from affiliates of $4,756 and $4,580 for the three months ended September 30, 2005 and 2006, respectively)	11,275	11,975

Total revenues	150,505	150,454

Cost of goods sold:
Manufacturing operations (including costs related to affiliates of $15,441 and $3,699 for the three months ended September 30, 2005 and 2006, respectively)	126,265	125,809

Railcar services (including costs related to affiliates of $3,622 and $3,634 for the three months ended September 30, 2005 and 2006, respectively)	8,963	8,920

Total cost of goods sold	135,228	134,729

Gross profit	15,277	15,725

Income related to insurance recoveries, net	—	4,963
Gain on asset conversion, net	—	4,323
Selling, administrative and other	4,789	5,529
Stock based compensation expense	—	1,479

Earnings from operations	10,488	18,003

Interest income	288	234

Interest expense (including interest expense to affiliates of $509 and $0 for the three months ended September 30, 2005 and 2006, respectively)	1,195	103
Loss from joint venture	(481)	(278)

Earnings before income tax expense	9,100	17,856
Income tax expense	3,605	6,862

Net earnings	$5,495	$10,994

Less preferred dividends	(2,081)	—

Earnings available to common shareholders	$3,414	$10,994

Net earnings per common share — basic	$0.31	$0.52
Net earnings per common share — diluted	$0.31	$0.52
Weighted average common shares outstanding — basic	11,147	21,208
Weighted average common shares outstanding — diluted	11,147	21,261

Dividends declared per common share	$—	$0.03
See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Nine Months Ended,
	September 30,	September 30,
	2005	2006
Revenues:
Manufacturing operations (including revenues from affiliates of $44,493 and $24,380 for the nine months ended September 30, 2005 and 2006, respectively)	$409,208	$443,785

Railcar services (including revenues from affiliates of $16,036 and $15,093 for the nine months ended September 30, 2005 and 2006, respectively)	32,940	36,948
Total revenues	442,148	480,733

Cost of goods sold:
Manufacturing operations (including costs related to affiliates of $41,384 and $22,567 for the nine months ended September 30, 2005 and 2006, respectively)	377,181	397,683
Railcar services (including costs related to affiliates of $12,728 and $11,749 for the nine months ended September 30, 2005 and 2006, respectively)	27,538	29,080

Total cost of goods sold	404,719	426,763
Gross profit	37,429	53,970

Income related to insurance recoveries, net	—	9,946
Gain on asset conversion, net	—	4,323
Selling, administrative and other	11,417	15,282
Stock based compensation expense	—	6,448

Earnings from operations	26,012	46,509

Interest income (including interest income from affiliates of $823 and $0 for the nine months ended September 30, 2005 and 2006, respectively)	1,265	1,149
Interest expense (including interest expense to affiliates of $1,683 and $98 for the nine months ended September 30, 2005 and 2006, respectively)	3,577	1,236
Earnings from joint venture	443	59

Earnings before income tax expense	24,143	46,481
Income tax expense	9,611	17,405

Net earnings	$14,532	$29,076

Less preferred dividends	(11,171)	(568)

Earnings available to common shareholders	$3,361	$28,508

Net earnings per common share — basic	$0.30	$1.39
Net earnings per common share — diluted	$0.30	$1.39
Weighted average common shares outstanding — basic	11,147	20,484
Weighted average common shares outstanding — diluted	11,147	20,571

Dividends declared per common share	$—	$0.09
See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2005	2006
Operating activities:
Net earnings	$14,532	$29,076
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	4,972	7,689
Loss on the write-off of property, plant and equipment	—	4,705
Write-off of deferred financing costs	—	566
Stock based compensation	—	6,590
Change in joint venture investment as a result of earnings	(443)	(59)
Expense relating to pre-recapitalization liabilities	794	—
Provision for deferred income taxes	8,721	807
Provision for losses on accounts receivable	35	295
Changes in operating assets and liabilities:
Accounts receivable, net	(23,779)	(9,497)
Accounts receivable, due from affiliate	—	2,739
Insurance claim receivable	—	(5,936)
Inventories	(7,939)	(20,554)
Prepaid expenses	(8,309)	(1,626)
Accounts payable	33,354	(9,538)
Accounts payable, due to affiliate	—	(2,074)
Accrued expenses and taxes	5,784	(9,591)
Other	109	(479)

Net cash provided by (used in) operating activities	27,831	(6,887)

Investing activities:
Purchases of property, plant and equipment	(16,356)	(38,695)
Property insurance advance on Marmaduke tornado damage	—	10,000
Repayment of note receivable from affiliate (Ohio Castings LLC)	—	494
Acquisitions	—	(17,220)

Net cash used in investing activities	(16,356)	(45,421)

Financing activities:
Proceeds from sale of common stock	—	205,275
Offering costs	—	(14,604)
Preferred stock redemption	—	(82,056)
Preferred stock dividends	—	(11,904)
Common stock dividends	—	(1,273)
Decrease in amounts due to affiliates	(22,246)	(20,477)
Majority shareholder capital contribution	—	275
Finance fees related to new credit facility	—	(265)
Repayment of note receivable from affiliate	50	—
Proceeds from debt issuance	31,294	—
Repayment of debt	(1,315)	(40,253)

Net cash provided by financing activities	7,783	34,718

Increase (decrease) in cash and cash equivalents	19,258	(17,590)
Cash and cash equivalents at beginning of period	6,943	28,692

Cash and cash equivalents at end of period	$26,201	$11,102

See notes to the Condensed Consolidated Financial Statements.

RECONCILIATION OF NET EARNINGS (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2006	2005	2006

Net earnings	$5,495	$10,994	$14,532	$29,076
Income tax expense	3,605	6,862	9,611	17,405
Interest expense	1,195	103	3,577	1,236
Interest income	(288)	(234)	(1,265)	(1,149)
Depreciation	1,668	2,745	4,785	7,602

EBITDA	$11,675	$20,470	$31,240	$54,170

Stock based compensation expense	—	1,526	—	6,590
Gain on asset conversion	—	(4,323)	—	(4,323)

Adjusted EBITDA	$11,675	$17,673	$31,240	$56,437

     EBITDA represents net earnings (loss) before income tax expense (benefit), interest expense (income), net of amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings (loss), cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
     Adjusted EBITDA represents EBITDA before stock based compensation expense related to a restricted stock grant and stock options and gain on asset conversion related to the involuntary replacement of assets damaged by the tornado in Marmaduke. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry. In addition, these charges are excluded from our calculation of EBITDA under our revolving credit agreement entered into in January 2006 and amended in October 2006. Management also uses Adjusted EBITDA in evaluating our operating performance. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.